POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK and TRINA SANDOVAL, or each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which AMERICAN GENERAL LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name	File Nos.

Variable Separate Account	333-185778	333-185840	333-185837	333-185786
811-03859	333-185780	333-185797	333-185831	333-185808
	333-185784	333-185798	333-185818	333-198223
	333-185762	333-185799	333-185820	333-223017
	333-185787	333-185801	333-185815	333-213338
	333-185775	333-185838	333-185816	333-234470
	333-185791	333-185800	333-185788	333-234471
333-234472

Variable Annuity Account Five	333-185793	333-185826	333-185814	333-185813
811-07727	333-185804	333-185822	333-185809
	333-185829	333-185824	333-185811
	333-185825	333-185828	333-185810

Variable Annuity Account Seven	333-185790	333-185795	333-185807	333-185832
811-09003	333-185794	333-185806

Variable Annuity Account Nine	333-185834	333-185835	333-185841	333-185842
811-21096

Variable Annuity Account Ten	333-254664
811-23649

AGL Separate Account VL-R	333-151576	333-80191	333-129552	333-137817
811-08561	333-146948	333-53909	333-109613	333-143072
	333-43264	333-42567	333-90787	333-144594
	333-82982	333-103361	333-65170	333-153093
	333-89897	333-118318	333-87307	333-153068
	333-196172	333-234480	333-234481	333-234482
	333-234483	333-234484	333-234485	333-234486
333-234488

AGL Separate Account I	333-185785	333-185839	333-185817	333-185823
811-05301	333-185819	333-185827	333-185836	333-185805
	333-185789	333-185843	333-185796	333-185785

AG Separate Account D	333-25549	002-49805	333-81703	333-40637
811-02441	033-43390	333-109206	333-70667	033-57730
	333-234473	333-234474	333-234476	333-234477
	333-234478	333-234479

POWERS OF ATTORNEY

Signature	Title	Date

/s/ KEVIN T. HOGAN KEVIN T. HOGAN	Director, Chairman of the Board, Chief Executive Officer, and President (Principal Executive Officer)	April 15, 2022

/s/ ELIAS F. HABAYEB ELIAS F. HABAYEB	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 13, 2022

/s/ CHRISTOPHER P. FILIAGGI CHRISTOPHER P. FILIAGGI	Senior Vice President and Life Controller (Principal Accounting Officer)	April 13, 2022

/s/ TERRI N. FIEDLER	Director	April 13, 2022
TERRI N. FIEDLER

/s/ EMILY W. GINGRICH	Director	April 13, 2022
EMILY W. GINGRICH

/s/ MICHAEL P. HARWOOD	Director	April 13, 2022
MICHAEL P. HARWOOD

/s/ JONATHAN J. NOVAK	Director	April 13, 2022
JONATHAN J. NOVAK

/s/ TODD P. SOLASH	Director	April 13, 2022
TODD P. SOLASH

/s/ ALIREZA VASEGHI	Director	April 19, 2022
ALIREZA VASEGHI